SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:

|_| Preliminary proxy statement         |_|   Confidential,   for   use  of  the
                                        Commission  only (as  permitted  by Rule
                                        14a-6 (e)(2)

|X| Definitive proxy statement

|_| Definitive additional materials

|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              PRIME CELLULAR, INC.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

     |_| Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


--------------------------------------------------------------------------------
     (1)  Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or Registration Statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:


----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                             June 3, 1999


Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Friday, June 25, 1999 at 10:00 A.M., local time, at 434 East Cooper, Suite 201, Aspen, Colorado 81611.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 40 Wall Street, New York, New York 10005.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                             Cordially,


                                             /s/ Joseph K. Pagano

                                             Joseph K. Pagano
                                             President

                              PRIME CELLULAR, INC.
                               580 Marshall Street
                         Phillipsburg, New Jersey 08865

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1999

                                   ----------


To the Stockholders of PRIME CELLULAR, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Prime Cellular, Inc. (the "Company") will be held on Friday, June 25, 1999, at 10:00 A.M., local time, at 434 East Cooper, Suite 201, Aspen, Colorado 81611 for the following purposes:

     1. To elect six (6) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 6, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                             By Order of the Board of Directors,

                                             Joseph K. Pagano
                                             President

June 3, 1999

                                 PROXY STATEMENT

                              PRIME CELLULAR, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1999


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PRIME CELLULAR, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 25, 1999, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about June 3, 1999.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                               580 Marshall Street
                         Phillipsburg, New Jersey 08865
                          Telephone No.: (908) 387-1673

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 6, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 6,108,700 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. Unless otherwise provided by law, all other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election, who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes"

(i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, six (6) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.


Name                             Age         Position
----                             ---         --------


Joseph K. Pagano                  53         President and Chairman of the Board


Frederick R. Adler                73         Director

Thomas Livelli                    46         Director


Richard Malavarca                 46         Director


Dr. Paul A. Marks                 72         Director


Samuel A. Rozzi                   53         Director


Joseph K. Pagano has served as President of the Company since June 1994 and as a director since 1991. He also served as Chief Financial Officer from June 1994 until July 1996. Mr. Pagano has been a private investor for more than the past five years.

Frederick R. Adler has been a director of the Company since May 1996. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. Since January 1, 1996, Mr. Adler had been of counsel to the law firm of Fulbright & Jaworski L.L.P. and, for more than five years prior thereto, was a senior partner in the firm. Mr. Adler is also Chairman of the Executive Committee and a director of Data General Corporation, Chairman and director of Shells Seafood Restaurants, Inc., and a director of USA Detergents, Inc., as well as a director of various private companies.

Thomas Livelli has been a director of the Company since June 1998. He is also the President and Chief Executive Officer of the Company's subsidiary, Cell & Molecular Technologies, Inc. ("CMT"). Mr. Livelli was the founder of Molecular Cell Sciences, Inc., the predecessor to the Molecular Cell Science Division of CMT, and the co-founder of the Specialty Media Division of CMT. From January 1986 until July 1997, Mr. Livelli was a Laboratory Manager at the Howard Hughes Medical Institute at Columbia University. Prior to 1986, Mr. Livelli worked at Merck Research Laboratories ("Merck") and Cistron Biotechnology ("Cistron"), directing their respective gene expression programs. While at Cistron, Mr. Livelli was a Visiting Scholar at Columbia University. Mr. Livelli has also served in the capacity of a scientific consultant for Merck, Cistron, Synaptic Pharmaceutical, and Life Technologies, Inc. In addition to his duties as President and Chief Executive Officer of CMT, Mr. Livelli maintains a part-time faculty appointment at Columbia University College of Physicians & Surgeons in the Department of Neurobiology and Behavior.

Richard Malavarca has been a director of the Company since June 1998. He is also the Vice President Research Products of CMT, where he is responsible for the day to day operations, product development and marketing for the Specialty Media Division of CMT. Mr. Malavarca was a co-founder of Specialty Media, Inc., the predecessor to the Specialty Media Division of CMT where he served as Vice President from 1987 until May 1997. Mr. Malavarca has also worked at the Harvard Medical School, The Roche Institute for Molecular Biology, Merck and Cistron in basic research involving developmental biology, molecular and cell biology. He left

Cistron in 1987 to form Specialty Media, Inc., one of the corporations that in 1997 was consolidated to form CMT.

Dr. Paul A. Marks has been a director of the Company since June 1998. Since 1980 Dr. Marks also served as President and Chief Executive Officer of the Memorial Sloan-Kettering Cancer Center. He is also a Member of the Sloan-Kettering Institute for Cancer Research and Attending Physician of Memorial Hospital for Cancer and Allied Diseases. He has served as an advisor to the National Institutes of Health, the National Science Foundation and other government bodies. He was a member of the President's Cancer Panel (1976-77), the President's Biomedical Research Panel (1976-77) and the President's Commission on the Accident on Three Mile Island (1979). He was a member of the Council of the National Academy of Sciences (1985-87), the Council of the Institute of Medicine (1973-76), chaired the Division of Medical Sciences, National Research Council of the National Academy of Sciences (1973-76) served as President of the American Society for Clinical Investigation (1971-72) and the President of the American Society of Hematology (1983-84), and co-chaired the External Advisory Committee of the National Institutes of Health Intramural Research Program (1993-94), and chaired the Search Committee for Director, National Cancer Institute (1994-95). Dr. Marks is a Director Emeritus of Pfizer, Inc. (pharmaceutical manufacturer) and a director of Tularik, Inc. (biotechnology company) and Genos (genomic company).

Samuel A. Rozzi has been a director of the Company most recently since January 1997. He previously served as a director of the Company from 1991 until June 1996. Mr. Rozzi has been the President of Corporate National Realty, Inc., a corporate real estate brokerage and services firm, since September 1988.

Executive Officers

In addition to Joseph K. Pagano, the Comany's other executive officer is Robert
A. Reinhart. The following sets forth certain information with respect to Mr.
Reinhart:

Robert A. Reinhart is a certified public accountant and has served as Chief Financial Officer and Vice President - Finance of the Company since July 1996 and Treasurer/Secretary since May 1997. Mr. Reinhart served as Vice President, Finance and Chief Executive Officer for Bern Communications, Inc. from July 1996 until its dissolution in 1998. Prior to his employment by the Company, Mr. Reinhart served as the Chief Operating Officer and Chief Financial Officer of DeBoles Nutritional Foods, Inc. from 1992 until 1996. Prior to being engaged by DeBoles Nutritional Foods, Inc. in 1992, Mr. Reinhart was a senior manager/engagement executive with a certified public accounting firm located on Long Island, New York.

     Messrs. Livelli, Marks and Malavarca were appointed directors following the increase in the size of the board of directors of the Company from three to six members effected in connection with the merger of a wholly-owned subsidiary of the Company with and into CMT on May 29, 1998 (the "CMT Merger").

     During the fiscal year ended December 31, 1998, no formal meetings of the Board of Directors were held. The Board of Directors did, however, take various actions upon the unanimous consent of the Board of Directors.

     Directors are elected annually by the stockholders. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that Company's officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent beneficial stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, the Company believes that during the year ended December 31, 1998 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial stockholders were complied with.

Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                             EXECUTIVE COMPENSATION

     The following table discloses the compensation awarded by the Company to
(i) each of the President and Chief Financial Officer of the Company (the "Company Executives") for the period from June 1, 1998 until December 31, 1998 (the "Stub Period") and for the twelve (12) month period ended May 31 in each of the three fiscal years ended May 31, 1998, 1997 and 1996, and (ii) the President of CMT (the "CMT Executive" and, together with the Company Executives, hereinafter collectively referred to as the "Named Executives") for the twelve
(12) month period ended December 31 in each of the three fiscal years ended December 31, 1998, 1997 and 1996. During the most recent twelve (12) month period ended May 31, 1998 and December 31, 1998, as the case may be, no other officer of the Company or CMT, as the case may be, received a total salary and bonus that exceeded $100,000 during such twelve (12) month period.

                           SUMMARY COMPENSATION TABLE

                                                                          Annual Compensation
                                 Principal            Fiscal          ----------------------------      Long-Term and Other
        Name                     Position             Year            Salary ($)         Bonus ($)      Compensation
        ----                     ---------            ------          ----------         ---------      -------------------
Joseph K. Pagano        President and Chairman of     Stub Period          --               --          $ 43,750 (2)
                        the Board (1)                 1998                 --               --            75,000
                                                      1997                 --               --            75,000
                                                      1996                 --               --            75,000; Options (3)

Robert A. Reinhart      Chief Financial Officer,      Stub Period     $  70,369 (2)         --                --
                        Vice-President, Treasurer     1998              125,000             --            Options (4)
                        and Secretary                 1997               86,000 (5)      $ 25,000         Options (6)

Thomas Livelli          President and Chief           1998 (8)        $ 138,462 (9)         --                --
                        Executive Officer of CMT      1997 (8)           63,462          $181,000             --
                        (7)                           1996 (8)          101,212             --                --

----------
(1) Mr. Pagano, who was elected President of the Company on June 15, 1994, received a consulting fee of $75,000 per annum and reimbursement of documented expenses incurred on behalf of the Company in connection with his position as a consultant to the Company. Since May 24, 1999, Mr. Pagano has served under an employment agreement pursuant to which the Company pays him a base salary of $85,000 per annum.

(2) Reflects the respective compensation or consulting fee, as the case may be, of the Named Executive, pro rated for the seven month Stub Period. Following the CMT Merger, the Company adopted the calendar fiscal year of CMT. The Company previously operated under a fiscal year ended May 31st.

(3) On May 14, 1996, the Company granted Mr. Pagano non-qualified stock options to purchase up to 217,000 shares of the Common Stock of the Company under the Company's 1990 Stock Option Plan, at $1.625 per share, in substitution for an existing option held by Mr. Pagano.

(4) On April 20, 1998, the Company granted Mr. Reinhart incentive stock options to purchase up to 25,000 shares of the Common Stock of the Company at $2.25 per share, which options vest in two equal installments on each of April 20, 1999 and April 20, 2000.

(5) Reflects Mr. Reinhart's salary rate of $100,000 for the year ended May 31, 1997, pro rated from July 22, 1996, when he was elected Chief Financial Officer of the Company.

(6) On October 25, 1996, the Company granted Mr. Reinhart incentive stock options to purchase up to 40,000 shares of the Common Stock of the Company at $2.50 per share, which options became immediately exercisable on the date of grant. Such options were subsequently re-priced on January 16, 1998, to an exercise price of $0.75 (the fair market value of the Common Stock at such time).

(7) Mr. Livelli is President and Chief Executive Officer of CMT, a wholly-owned subsidiary of Prime.

(8) Reflects salary paid for the calendar years ended December 31, 1998, 1997 and 1996. Because the Company adopted as its fiscal year CMT's calendar year at the time of the CMT Merger, no Stub Period calculation is required when disclosing the compensation paid to CMT's executive officers.

(9) Reflects the sum of (i) Mr. Livelli's effective salary rate of $135,000 (as amended at May 29, 1998 following the CMT Merger) for the seven (7) month period from May 29, 1998 to December 31, 1998 and (ii) his effective salary rate of $150,000 for the five (5) month period from January 1, 1998 to May 29, 1998.

     The following table discloses information concerning options granted during the year ended December 31, 1998 to the Named Executives.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                               Potential Realizable
                                                                                                                 Value at Assumed
                                                                                                              Annual Rates of Stock
                                                  Percent of                                                  Price Appreciation for
                       Number of Securities         Total                                                          Option Term
                            Underlying           Options/SARs        Exercise or
        Name            Option/SARs Granted        Granted           Base Price          Expiration Date         5%            10%
       -----           --------------------      ------------        -----------         ---------------      --------      --------
Robert A. Reinhart            25,000                 8.5 %           $2.25 /share         April 20, 2002      $ 12,122      $ 26,106

     The following table sets forth information concerning the number of options owned by the Named Executives and the value of any in-the-money unexercised options as of December 31, 1998. No options were exercised by the Named Executives during fiscal 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                              Number of Securities                             Value of Unexercised
                                             Underlying Unexercised                            In-the-Money Options
                                          Options at December 31, 1998                       at December 31, 1998 (1)
                                       -----------------------------------             -------------------------------------
Name                                   Exercisable     Unexercisable                   Exercisable             Unexercisable
----                                   -----------     -------------                   -----------             -------------
Joseph K. Pagano                       217,000(2)           -0-                                -0-                    -0-
Robert A. Reinhart                      40,000(3)        25,000(4)                        $ 10,000                    -0-

----------
(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price. At December 31, 1998, the closing sale price per share of the Common Stock as reported by the OTC Bulletin Board was $1.00.

(2) Stock options granted by the board of directors as of May 14, 1996, under the Company's 1990 Stock Option Plan, having an exercise price of $1.625 per share, which options are currently exercisable and, as amended, expire May 24, 2004.

(3) Stock options granted pursuant to Agreement dated October 25, 1996, having an exercise price of $2.50 per share, which options are currently exercisable and expire five (5) years after the date of grant. Such options were subsequently re-priced on January 16, 1998, to $0.75 per share (the fair market value of the Common Stock at such time).

(4) Incentive stock options granted pursuant to Agreement dated April 20, 1998, having an exercise price of $2.25 per share, which options vest in two equal installments on each of April 20, 1999 and April 20, 2000 and expire four (4) years after the date of grant.

     The following table sets forth information concerning the repricing of options held by any Named Executive during the last ten (10) completed fiscal years.

                                           TEN YEAR OPTION/SAR REPRICING

                                                                                                                    Length of
                                         Number of                                                                  Original
                                         Securities                                                                 Option Term
                                         Underlying           Market Price of      Exercise Price                   Remaining at
                                         Options/SARs         Stock at Time        at Time of         New           Date of
                                         Repriced or          of Repricing or      Repricing or       Exercise      Repricing or
          Name                Date       Amended (#)          Amendment($)         Amendment($)       Price ($)     Amendment
          ----                ----       -----------          -------------        ---------          ---------     ---------
Robert A. Reinhart,        January 16,   40,000               $0.75                $2.50              $0.75         45 months
Chief Financial Officer    1998

Employment Agreements

     CMT entered into a three-year employment agreement, dated May 22, 1997 and amended as of May 29, 1998, with Thomas J. Livelli, pursuant to which Mr. Livelli serves as President and Chief Executive Officer of CMT. The employment agreement, as amended, provides for an annual base compensation of $135,000. The employment agreement also provides for Mr. Livelli's employment on a full-time basis and contains a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of CMT during the term of the employment agreement and for a period of one year thereafter.

     On May 24, 1999, the Company entered into a one (1) year employment agreement with Joseph K. Pagano, pursuant to which Mr. Pagano shall continue to serve as President of the Company. The employment agreement provides for a base salary of $85,000 per annum. By the terms of the Agreement, Mr. Pagano is obligated to devote only such time as necessary to discharge his duties as President of the Company and is not precluded from engaging in such other employment and activities as he may see fit so long as such other employment or activities do not unreasonably interfere with the performance of his duties. The Agreement is automatically renewed each year for an additional one (1) year term unless earlier terminated by either Mr. Pagano or the Company.

Director Compensation

     Directors receive no cash compensation for serving on the Board of Directors or for attending Board or Committee (if any) meetings. However, non-employee directors are eligible to be granted non-qualified stock options under the Company's 1990 Stock Option Plan. Nonqualified stock options may be exercised for up to 10 years from the date of grant at such exercise prices as the Board of Directors may determine.

Committees

     The Company did not have a standing Audit, Compensation or Nominating Committee of its Board of Directors during fiscal 1998.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     As stated above, the Company did not have a Compensation Committee of its Board of Directors during fiscal 1998. Decisions as to compensation during fiscal 1998 were made by the Company's Board of Directors. Each of Mr. Pagano, who is an officer of the Company, and Messrs. Livelli and Malavarca, who are officers of CMT, served as members of the Board of Directors during fiscal 1998. None of the other executive officers of the Company served on the Board of Directors or the compensation committee of any other entity, any of whose officers served on the Board of Directors during fiscal 1998.

Report on Executive Compensation

     As noted above, the Company did not have a Compensation Committee of the Board of Directors during the 1998 fiscal year. Compensation of the Company's executive officers for the fiscal year ended December 31, 1998 was determined by the Board of Directors. There is no formal compensation policy for the Company's executive officers.

     Total compensation for executive officers consists of a combination of salaries and stock option awards. The salary of Thomas Livelli (the President and Chief Executive Officer of CMT) is set forth in his employment agreement with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility.

     Stock option awards under the Company's 1990 Stock Option Plan are intended to attract and retain the best available talent and encourage the highest level of performance by affording key employees an opportunity to acquire proprietary interests in the Company. Except for the four-year incentive stock options to purchase up to 25,000 shares of the Company's common stock granted to Robert A. Reinhart, exercisable at $2.25 per share, no stock options were granted to executive officers of the Company during the fiscal year ended December 31, 1998.

     No salary was earned by Joseph K. Pagano, who served as the Company's President during the year ended December 31, 1998. Mr. Pagano did, however, receive a flat consulting fee pursuant to his Consulting Agreement entered into with the Company in July 1991. On May 24, 1999, the Consulting Agreement was terminated and Mr. Pagano entered into an employment agreement with the Company, providing for a base salary of $85,000 per annum.

                           Joseph K. Pagano
                           Frederick R. Adler
                           Thomas Livelli
                           Richard Malavarca
                           Dr. Paul A. Marks
                           Samuel A. Rozzi

Stock Option Plans

     The Company adopted the 1990 Stock Option Plan (the "Plan"), which provides for grants of options to purchase up to 1,000,000 shares of Common Stock, as amended by resolution dated June 12, 1996 of the Board of Directors, which options may be granted to employees, consultants, agents and other persons deemed valuable to the Company or any of its subsidiaries. The Plan permits the Board of Directors or the Committee of the Plan, as the case may be, to issue incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code (the "Code"), and stock options that do not conform to the requirements of that Code section ("non-ISOs"). The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Code Section 422) 10% or more of the outstanding stock of the Company or any subsidiary (a "10% Stockholder"), the exercise price may not be less than 110% of such fair market value. The exercise price of each non-ISO also may not be less than 100% of the fair market value of the Common Stock at the time of grant. Options may not be exercised prior to the first anniversary, or on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% Stockholder), of their grant. Options may not be transferred during the lifetime of the option holder. No stock options may be granted under the Plan after May 2000.

     The Plan is administered by the Board of Directors and may be administered by a Committee chosen by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors or such Committee, as applicable, has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payment by option holders upon exercise of an option may be made (as determined by the Board of Directors or the Committee) in cash, or, in certain instances, by shares of Common Stock.

     Under the terms of the CMT Merger, the Company issued options to purchase 115,200 shares of its Common Stock under the Plan to holders of options to purchase shares of CMT's stock, which options had been granted under the stock option plan of CMT. In addition, the Company reserved shares of its Common Stock with respect to options to purchase up to an additional 273,800 shares of Common Stock for future grant under the Plan for employees of CMT. Of these reserved shares, options to purchase up to an aggregate of 44,250 shares of Common Stock were granted January 1, 1999 under the 1990 Plan to fourteen (14) employees of CMT. The terms of such options provide for a four (4) year vesting period by which all the options shall become exercisable. To the extent not exercised, the options shall expire on December 31, 2008.

     At the Record Date, options to purchase an aggregate of 394,250 shares of the Company's Common Stock were outstanding under the Plan and 7,200 options had been exercised.

     The Company from time to time has also granted non-plan options to certain officers, employees and consultants. Options to purchase an aggregate of 308,000 shares of the Company's Common Stock were outstanding at the Record Date, of which options to purchase an aggregate of 208,000 shares of the Company's Common Stock were granted to Messrs. Reinhart, Adler and Marks during the 1998 fiscal year.

                             Stock Performance Graph

     The following line graph compares, from May 28, 1993 (the last trading day before the beginning of the Company's fifth preceding fiscal year) through May 29, 1998 and the subsequent seven (7) month Stub Period ended December 31, 1998 (reflecting the adoption by the Company of a calendar fiscal year in connection with the CMT Merger), the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Market Capitalization Peer Group Index, based on an investment of $100 on May 28, 1993, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. Historic stock price is not necessarily indicative of future stock price performance.

     The Market Capitalization Peer Group Index represents companies with market capitalization similar to the Company's and consists of the following companies:
ASTA Funding Inc., Disc, Inc., Guardian Technologies International, Inc., Harvey Electronics, Inc., Hollywood Productions Inc., J2 Communications, Kyzen Corporation Class A, MPSI Systems Inc., Olympic Cascade Financial Corporation, Premier Concepts Inc. and Thermacell Technologies, Inc. Management believes that a comparison to a peer group of companies on any published industry or line-of-business bases would be inaccurate and misleading in light of the CMT Merger and the diversity of the Company's business operations over the past five years.

------------------------------------------------------------------------------------------------------------------------------------
                                         05/28/93      05/31/94    05/31/95     05/31/96       05/30/97     05/29/98       12/31/98
------------------------------------------------------------------------------------------------------------------------------------
      PRIME CELLULAR, INC.                100.00        135.71       85.71       485.71        114.29        114.29          50.00
------------------------------------------------------------------------------------------------------------------------------------
MARKET CAPITLIZATION PEER GROUP INDEX     100.00        134.72       93.86       100.99         55.44         40.92          22.75
------------------------------------------------------------------------------------------------------------------------------------
      NASDAQ MARKET INDEX                 100.00        109.66      120.03       169.42        190.08        241.34         301.76
------------------------------------------------------------------------------------------------------------------------------------

                      VOTING SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, regarding the beneficial ownership of the Company's Common Stock of: (i) each person or group known by the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) each director of the Company; (iii) the Named Executives; and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the Company believes that all persons named in the chart have sole voting and investment power over the shares listed.

           Name and Address of Beneficial Owner                          Amount and Nature of             Percentage of
           -----------------------------------                           Beneficial Ownership             Common Stock
                                                                         --------------------             ------------
           Frederick R. Adler
           1520 S. Ocean Blvd.
           Palm Beach, FL  33480                                                 704,673(1)                   11.26%

           Joseph K. Pagano
           P.O. Box 7785
           Aspen, CO  81612                                                    1,454,450(2)                   22.99%

           Samuel A. Rozzi
           c/o Corporate National Realty
           7600 Jericho Turnpike
           Woodbury, NY  11797                                                   447,525                       7.33%

           D.H. Blair Investment Banking Corp.
           44 Wall Street
           New York, NY  10005                                                 1,124,859(3)                   18.41%

           J. Morton Davis
           44 Wall Street
           New York, NY  10005                                                 1,124,859(3)(4)                18.41%

           Robert A. Reinhart
           c/o Cell & Molecular Technologies, Inc.
           580 Marshall Street
           Phillipsburg, New Jersey 08865                                         52,500(5)                       *

           Thomas Livelli
           c/o Cell & Molecular Technologies, Inc.
           580 Marshall Street
           Phillipsburg, New Jersey 08865                                        306,000                       5.01%

           Paul A. Marks
           7 Rossiter Road
           Washington, Connecticut 06793                                          18,000(6)                       *

           Richard Malavarca
           c/o Cell & Molecular Technologies, Inc.
           580 Marshall Street
           Phillipsburg, New Jersey 08865                                        180,000                       2.95%

           All directors and executive officers as a group (seven              3,163,148(7)                   48.32%
           persons)

----------
(*)  Less than 1%.

(1) Includes options to purchase up to 150,000 shares of the Company's Common Stock, at an exercise price of $0.75 per share.

(2) Includes options to purchase up to 217,000 shares of the Company's Common Stock, at an exercise price of $1.625 per share.

(3) The information with respect to D.H. Blair Investment Banking Corp. ("Blair") and J. Morton Davis is based upon Amendment No. 7, dated May 1, 1996, to the Schedule 13D, dated January 31, 1992, filed by such persons with the SEC. The Schedule 13D states that Blair shares voting and investment power over 1,124,859 shares, and Mr. Davis has sole voting and investment power over such 1,124,859.

(4) Includes 8,500 shares owned by Mr. Davis' wife. Mr. Davis disclaims beneficial ownership of the 8,500 shares owned by his wife.

(5) Represents options to purchase up to 40,000 shares and 25,000 shares (of which options are currently exercisable with respect to only 12,500 shares) of the Company's Common Stock, at an exercise price of $0.75 and $.2.25 per share, respectively.

(6) Represents options to purchase up to 18,000 shares of the Company's Common Stock, at an exercise price of $2.00 per share.

(7) Includes options to purchase up to an aggregate of 437,500 shares of the Company's Common Stock, which options are exercisable at May 6, 1999 or within 60 days of such date, previously granted to the directors or officers of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1998, the Company entered into a 180-day note payable agreement with a bank for a maximum of $200,000, which note is collateralized by a $200,000 certificate of deposit as well as a personal guarantee of Joseph K. Pagano, the President and Chairman of the Board of the Company. In December 1998, the bank advanced the Company $160,000 under this agreement, which note bears interest at 6.25% per annum and is payable monthly. During February 1999, $60,000 was repaid. The principal and any accrued interest is currently due July 1, 1999, following the 90 day renewal period agreed to by the bank as of the original April 1, 1999 maturity date.

     On May 29, 1998, the Company consummated the CMT Merger pursuant to which a wholly-owned subsidiary of Prime merged with and into Cell & Molecular Technologies, Inc., another Delaware corporation ("CMT"). Under the terms of the CMT Merger, all of the outstanding shares of capital stock of CMT were converted into an aggregate of 1,611,000 shares of Common Stock, par value $.01 per share, of the Company, representing approximately 26.4% (after consummation of the CMT Merger) of the Company's issued and outstanding Common Stock. Of the shares issued pursuant to the CMT Merger, 393,000 and 202,500 shares of the Company's Common Stock were issued to Joseph K. Pagano, the President and Chairman of the Board of the Company, and Frederick R. Adler, a director of the Company, respectively, each of whom was a stockholder of CMT at the time of the CMT Merger.

     In July 1997, certain stockholders of CMT had advanced an aggregate amount of $500,000, as evidenced by promissory notes from CMT to each such stockholder. Messrs. Pagano and Adler were among these stockholders and, at the time of the CMT Merger, held promissory notes in the principal amounts of $218,333 and $112,500, respectively. These notes currently bear an interest rate of 5% and mature May 1, 2000 (as adjusted in connection with the CMT Merger).

     In July 1991, the Company entered into a consulting agreement with Joseph
K. Pagano, effective through July 2, 1993 (the "Consulting Agreement"), which Consulting Agreement was renewed in each of the last six years. Mr. Pagano was retained to assist the Company in finding a business to acquire and to advise the Company in the investment of its funds pending any such acquisition. The Consulting Agreement initially provided for a monthly consulting fee and non-accountable expense allowance of $6,250 in the aggregate. In May 1992, the consulting Agreement was amended to provide for a monthly consulting fee of $6,250 and reimbursement of documented expenses incurred on behalf of the Company and approved by an officer of the Company. The Consulting Agreement also provided for Mr. Pagano to participate in employee benefit plans and receive fringe benefits generally provided to the Company's senior management and permitted the payment to Mr. Pagano of bonuses within the discretion of the Board of Directors. Mr. Pagano was elected President and a director of the Company on June 15, 1994. The Consulting Agreement was terminated effective May 24, 1999. On May 24, 1999, Mr. Pagano and the Company entered into an employment agreement which provides for a one (1) year term at a base salary of $85,000 per annum. By the terms of the employment agreement, Mr. Pagano is obligated to devote only such time as necessary to discharge his duties as President of the Company and is not precluded from engaging in such other employment and activities as he may see fit so long as such other employment or activities do not unreasonably interfere with the performance of his duties. The employment agreement is automatically renewed each year for an additional one (1) year term unless earlier terminated by either Mr. Pagano or the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Raich Ende Malter Lerner & Co. has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1998 and the Board of Directors currently anticipates that it will select Raich Ende Malter Lerner & Co. to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 1999. A representative of Raich Ende Malter Lerner & Co. will be available to respond to appropriate questions of stockholders attending the Annual Meeting.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
                    FOR FISCAL YEAR ENDING DECEMBER 31, 1999

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders with respect to the Company's Annual Meeting to be held in the year 2000 must submit the proposal in proper form and in satisfaction of all conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this Proxy Statement not later than February 5, 2000 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 6, 1999. COPIES OF THE EXHIBITS THERETO ARE AVAILABLE TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO:

                              PRIME CELLULAR, INC.
                           ATTN: CORPORATE SECRETARY
                               580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.


                                             By order of the Board of Directors,


                                             Joseph K. Pagano,
                                             President

                                             June 3, 1999

                              PRIME CELLULAR, INC.
                               580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 25, 1999. THIS PROXY IS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints JOSEPH K. PAGANO and ROBERT A. REINHART, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Prime Cellular, Inc. on Friday, June 25, 1999, at 434 East Cooper, Suite 2011, Aspen, Colorado 81611 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS:

       |_|                                FOR all nominees listed below
       (except as marked to the contrary below).

       |_|                                WITHHOLD AUTHORITY
                                          to vote for all nominees listed below.

     Joseph K. Pagano, Frederick R. Adler, Thomas Livelli, Robert Malavarca,
                     Dr. Paul A. Marks, and Samuel A. Rozzi



 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES.


DATED: ________________________________, 1999

                                                Please sign exactly as name
                                                appears hereon. When shares
                                                are held by joint tenants,
                                                both should sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title as such. If a
                                                corporation, please sign in
                                                full corporate name by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in partnership
                                                name by authorized person.


                                                --------------------------------
                                                (Signature)

                                                Name:




                                                --------------------------------
                                                (Signature if held jointly)

                                                Name:


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.